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TRANSLATION OF A DOCUMENT WRITTEN IN SPANISH.  JANUARY 26/2000.

MINERVA  DOCUMENTAL  PAPER          LC - 1324350

4 - COMMERCIAL  FACILITY  LEASING  CONTRACT

8 - CONTRACT  PLACE  AND  DATE:

9 - LESSOR(S):

10 - Name INVERSIONES  JORGE  SOLANO  Y  CIA  S.  EN  C.  Identification NIT
890.110.003-3

11- Name                                             Identification

12 - LESSEE(S): M.E.S.  LTDA.

13 - Name GERARDO MURCIA GOMEZ                       Identification 19.113.620

14 - Name ANTONIO SERRATO SUAREZ                     Identification 164.149

15 - Real Estate Property's Address : CALLE 39 B # 18-A-11

16 - Price or Rent: TWO MILLION SIX HUNDRED THOUSAND PESOS.       ($2.600.000)

17 - Due date: FIRST FIVE DAYS OF EACH MONTH

18 - Contract Duration term TWO                      (2) Year(s)

19 - Date of initiation of contract: Day: 1          (3) Month:

20 - Year: one thousand nine hundred NINETY EIGHT                       (1998)

21 - Date of ending of contract: Day: 29             (2) Month:


22 - Year: TWO THOUSAND                                                 (2000)
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23 - The Real estate Property has the following utilities: WATER, ELECTRICITY,

TELEPHONE

24 - The payment of which corresponds to:

25 - M.E.S. LTDA.

26 - In addition to the aforementioned stipulations, the parties - in common understanding -, agree on the following clauses: FIRST.- OBJECT OF THE CONTRACT:

Through this present

27 - contract, THE LESSOR(S) grant(s) on a leasing basis to the LESSEE(S) the use of the real

28 - estate property - (properties), whose limits are specified in the seventeenth clause. The

29 - real estate property (properties) was/were handed over on the FIRST day,

along with the elements that make it up, in good preservation condition, as is evidenced in the inventory,

30 - signed by the contracting parties and that makes part of this contract.

SECOND.- TIMELY

31 - PAYMENT AND PLACE: THE LESSEE(S) promise to pay to the LESSOR(S) the price

32 - agreed upon at the (place of payment) LESSOR'S OFFICE, AV. EL DORADO

# 97-35 --------

33 - within the first FIVE                 (5) days of each period

34 - FIXED PRICE FOR TWO YEARS ------ to the LESSOR(S), in due order. The price shall be increased (on the ...) (period)

35 - --------------------, in an amount of -------------- percent (---- %). If the amount were to be paid

36 - in check, it shall be understood that the payment has been made once the

Bank has

37 - made the deposit, as long as the check has been issued on time, to the Bank for its
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payment.

THIRD.- USE: THE LESSEE(S) promise to use the real estate property

(properties) - which is/are the object of this contract for OFFICES, WITHOUT HIS

/ THEIR BEING AUTHORIZED

38 - TO CHANGE THE USE THAT WAS INTENDED FOR IT/THEM,

WITHOUT PREVIOUS PERMIT

39 - FROM THE LESSOR, and he promises not to use it / them for something contrary to the

40 - 41 - law, the public order and the good habits.

FOURTH.- SUBLEASE AND TRANSFER:

42 - THE LESSEE(S) shall not be able to either - totally - sublease the real estate property

43 - (properties), or to transfer the contract without previous authorization from the lessor(s).

44 - FIFTH.- IMPROVEMENTS: The lessee(s) shall not be able to - without previous written authorization from the lessor - perform improvements to the real estate property (properties).

45 - In any case, at the end of the contract, the improvements shall become the lessor's

46 - property.

SIXTH.- REPAIRS: THE LESSEE(S) promise to make the repairs pertinent to the

47 - leasing (locative), and those caused by actions of his or of his subordinates. It will be on the lessor(s) the repairs to the real estate property (properties) that may be necessary.

SEVENTH.- INSPECTION: THE LESSEE(S) shall allow the inspection visiting that,

at any time,

48 - THE LESSOR(S) or their representatives, may wish to pay, in order to verify about the

49 - condition and keeping of the real estate property, or for any other circumstances that they

50 - may be interested in.

EIGHTH.- INSURANCE: THE LESSEE(S) shall pay the difference for the amount that results for the premises fire insurance, if the rate is modified on account of
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the

51 - use given to the real estate property (properties).

NINTH.- RESTITUTION: THE LESSEE(S)

52 - shall return the real estate property (properties) to the LESSOR(S) at the ending of the contract, in the same condition in which he / they received it,

except for the natural deterioration

53 - caused by time and the reasonable use of it.

TENTH.- HANDING OVER: THE LESSOR(S)

54 - promise to hand over to the LESSEE(S) the real estate property (properties)

on the FIRST 55 - day                                (1) of MARCH       year

one thousand nine hundred NINETY EIGHT               (1998)

56 - along with the elements that make it up and that will be (listed) in detail in a separate writ, signed by the contracting parties, which is considered constituent part of this contract.

57 - ELEVENTH. - BREACH OF CONTRACT: The non-compliance or violation of any of the

58 - obligations, on the part of the LESSEE(S), shall give the LESSOR(S) the right to cancel the

59 - contract and to demand the immediate hand over of the real estate property,

without

60 - the need for eviction or the requirements provided by law. THE LESSEE(S)

renounce to oppose to the cessation of the leasing, through the guaranty

(surety) established in article

61 - 2035 of the Civil Code.

TWELFTH.- PENALTY CLAUSE: The default - on the part of the

62 - LESSEE(S) on any of the obligations of this contract, shall place him /

them under the

63 - condition of debtor before the other party, for the sum of

-------------------------- ($ --------)

64 - minimum monthly salaries, as sanction, without damage to the collecting of the rent and

65 - to the prejudices that may be caused as a result of the default.

THIRTEENTH. ENDING AND
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RENEWAL OF CONTRACT: This present -- end of front page of document in Spanish --

66 - contract ends through the expiry date of the stipulated term; nevertheless,

the contracting

67 - parties by mutual agreement -, shall be able to renew it for a period equal the one

68 - originally agreed upon, by way of written communications, within a one -

month period - at least - before its ending. The aforesaid, without prejudice to the right of renewal, stated in

69 - article 518 of the Commerce code.

FOURTEENTH.- TAXES AND FEES (RIGHTS): The

70 - taxes caused by this present document, shall be on THE LESSEE(S).

FIFTEENTH:

71 - COLESSEES: In order to guarantee to the LESSOR(S) (for) the default on his

/ their obligations, THE LESSEE(S) appoint as his / their colesse(s):

73-, 74, 75, 76 _____________

77 - _________ , of age and living in

78 - holder(s) of Identification: as it appears by his / their signature(s)

79                ... , who declare(s) that he / they commit himself /

themselves in

80 - solidarity with THE LESSEE(S) during the term of duration of the contract and of its

81 - renewals, and for the period in which the real estate property remains in their hands.

82 - SIXTEENTH.- The lessee(s) expressly empower the lessor(s) to fill in, in this document,

83 - the blank space for the limits (boundary lines).

SEVENTEENTH.- In case of delay in the

84 - payment of the rent, the LESSOR(S) shall be empowered to collect - by the executive

85 -      means - the amount of rent owed, the sanction agreed upon here,

the utilities unpaid by

86 - THE LESSEE(S), and the indemnification for damages, being necessary only the
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affirmation and the showing of this contract.

EIGHTEENTH. - LIMITS OF THE REAL ESTATE PROPERTY: 87, 88, 89, 90, 91, 92, 93,

94, 95

96 - ADDITIONAL CLAUSES:

97 - PROMISSORY NOTE VALUE: THE LESSEES EXPLICITLY RECOGNIZE IN THIS

98 - LEASING CONTRACT, A SECURITY "PROMISSORY NOTE" OF GRADUAL

99 - AMORTIZATION ACCORDING TO ARTICLES 621 AND 619 OF THE COMMERCE CODE,

100 - FOR THE NET AMOUNT OF MONEY RESULTING FROM DOING THE SIMPLE

101 - ARITHMETICAL OPERATION OF MULTIPLYING BY THE NUMBER OF MONTHS OR

102 - FRACTION OF THEM, OF CONTRACT DURATION AND ANY OF ITS RENEWALS, FOR

103 - THE AMOUNT OF "RENT" THAT MAY CORRESPOND, ACCORDING TO THE ABOVE CLAUSE.

104 - ADDITIONAL CLAUSE 2: THE PARTIES AGREE TO UNDO THE CONTRACT BEFORE

105 - THE TERM (BY) AGREEING UPON THE PAYMENT OF TWO (2) LEASING RENTS FOR EACH YEAR OR FRACTION OF YEAR FALLING SHORT FOR THE TERMINATION OF THE

106 - CONTRACT.

107, 108, 109, 110, 111, 112, 113, 114

115 - As evidence of the aforesaid, it is signed by the parties on this
FIRST           (1st) day

116 - of March year one thousand nine hundred NINETY EIGHT          (19 ).
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117 - 118 - By THE LESSOR, (signed) ID. CC or NIT 71440973 Bogota; THE LESSEE
(signed) GERARDO MURCIA GOMEZ ID. CC or NIT 19.113.620; COLESSEE (signed) ID. CC or NIT 8400604101; COLESSEE (signed) ID. CC or NIT 164149 Bogota. END of document.